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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2003, except for Note 3, as to which the date is March 12, 2004, relating to the financial statements and our report dated February 10, 2003, except for Schedule III as to which the date is March 12, 2004, relating to the financial statement schedules, which appear in La Quinta Corporation's and La Quinta Properties Inc.'s Joint Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP
Dallas, Texas
July 21, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM